UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) March 7, 2006 (March 2, 2006)

                           THE TOWN AND COUNTRY TRUST
             (Exact name of registrant as specified in its charter)


             Maryland                        001-12056          52-6613091
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  (State or other jurisdiction of           (Commission       (IRS Employer
           incorporation)                   File Number)    Identification No.)


          300 East Lombard Street
               Baltimore, MD                                         21202
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 (Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code   (410) 539-7600
                                                   ---------------------------


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (
      17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 8.01.  Other Events.

         On March 2, 2006, an individual shareholder, Lee Foster, amended his putative class action, styled as Lee Foster v. The Town and Country Trust, et. al., Case No. 24-C-06-001442, in the Circuit Court for Baltimore City, Maryland, against us and our trustees; the amended complaint seeks disgorgement of benefits allegedly received by our trustees as a result of alleged breaches of duties, monetary damages, and an award of attorneys' fees, expenses and costs. The amended complaint alleges that our trustees breached their fiduciary duties to plaintiff (and other shareholders) by entering into the December 19, 2005 merger agreement with Magazine Acquisition without, according to plaintiff, having fully informed themselves about the true value of the trust; by agreeing to the initial $20 million break-up fee under such agreement; and by subsequently approving an amendment to the merger agreement on February 16, 2006 and agreeing to increase the break-up fee to $28 million in connection with the execution of the amendment. In addition, the amended complaint accuses our trustees of having favored their own interests over the interests of the shareholders. Finally, the amended complaint alleges that our trustees breached their fiduciary duties to plaintiff (and other shareholders) by allegedly not making full disclosure of all material facts in the proxy statement, dated January 26, 2006, which was mailed to shareholders on or around January 30, 2006, and the supplement to the proxy statement, dated February 24, 2006, which was mailed to shareholders on or around February 27, 2006.


         The time for the defendants to respond to the amended complaint described above has not yet expired and, to date, no motions have been filed by any of the parties to the lawsuit. We believe the amended complaint described above is without merit and we intend to vigorously defend against the claims and allegations in the complaint. Defending this action may require the attention and resources of management and, regardless of the outcome, result in significant legal expenses.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        THE TOWN AND COUNTRY TRUST





                                        By:    /s/ Alan W. Lasker
                                               ------------------------------
                                        Name:  Alan W. Lasker
                                        Title:  Chief Financial Officer



Date:  March 7, 2006